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                            BANK EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of October 5, 1995 by and between TARRYTOWNS BANK, FSB, a savings bank organized and operating under the federal laws of the United States and having an office at 75 Broadway, Tarrytown, New York 10591 ("Bank") and HARRY G. MURPHY, an individual residing at 40 Summit Avenue, White Plains, New York 10606 ("Mr. Murphy").

                              W I T N E S S E T H :

         WHEREAS, Mr. Murphy currently serves the Bank in the capacity of Vice President; and

         WHEREAS, effective as of the date of this Agreement, the Bank has converted from a federal mutual savings bank to a federal stock savings bank and has become the wholly owned subsidiary of Tappan Zee Financial, Inc., a publicly held Delaware corporation ("Holding Company"); and

         WHEREAS, the Bank desires to assure for itself the continued availability of Mr. Murphy's services and the ability of Mr. Murphy to perform such services with a minimum of personal distraction in the event of a pending or threatened Change of Control (as hereinafter defined); and

         WHEREAS, Mr. Murphy is willing to continue to serve the Bank on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Bank and Mr. Murphy hereby agree as follows:

         SECTION 1. EMPLOYMENT.

         The Bank agrees to continue to employ Mr. Murphy, and Mr. Murphy hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.

         SECTION 2. EMPLOYMENT PERIOD; REMAINING UNEXPIRED EMPLOYMENT PERIOD.

         (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this section 2 ("Employment Period"). The Employment Period shall be for an initial term of three years beginning on the date of this Agreement. Prior to the first anniversary of the date of this Agreement and on each anniversary date thereafter (each, an "Anniversary Date"), the Board of Directors of the Bank ("Board") shall review the terms of this Agreement and Mr. Murphy's performance of services hereunder

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and may, in the absence of objection from Mr. Murphy, approve an extension of the Employment Agreement. In such event, the Employment Agreement shall be extended to the third anniversary of the relevant Anniversary Date.

         (b) For all purposes of this Agreement, the term "Remaining Unexpired Employment Period" as of any date shall mean the period beginning on such date and ending on the Anniversary Date on which the Employment Period (as extended pursuant to section 2(a) of this Agreement) is then scheduled to expire.

         (c) Nothing in this Agreement shall be deemed to prohibit the Bank at any time from terminating Mr. Murphy's employment during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Bank and Mr. Murphy in the event of any such termination shall be determined under this Agreement.

         SECTION 3. DUTIES.

         Mr. Murphy shall serve as Vice President of the Bank, having such power, authority and responsibility and performing such duties as are prescribed by or under the ByLaws of the Bank and as are customarily associated with such position. Mr. Murphy shall devote his full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leave of absence) to the business and affairs of the Bank and shall use his best efforts to advance the interests of the Bank.

         SECTION 4. CASH COMPENSATION.

         In consideration for the services to be rendered by Mr. Murphy hereunder, the Bank shall pay to him a salary at an initial annual rate of NINETY-FOUR THOUSAND DOLLARS ($94,000), payable in approximately equal installments in accordance with the Bank's customary payroll practices for senior officers. Prior to each Anniversary Date occurring during the Employment Period, the Board shall review Mr. Murphy's annual rate of salary and may, in its discretion, approve an increase therein. In addition to salary, Mr. Murphy may receive other cash compensation from the Bank for services hereunder at such times, in such amounts and on such terms and conditions as the Board may determine from time to time.

         SECTION 5. EMPLOYEE BENEFIT PLANS AND PROGRAMS.

         During the Employment Period, Mr. Murphy shall be treated as an employee of the Bank and shall be eligible to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Bank, in accordance with the terms and conditions of such employee

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benefit plans and programs and compensation plans and programs and consistent with the Bank's customary practices.

         SECTION 6. INDEMNIFICATION AND INSURANCE.

         (a) During the Employment Period and for a period of six (6) years thereafter, the Bank shall cause Mr. Murphy to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Bank or service in other capacities at the request of the Bank. The coverage provided to Mr. Murphy pursuant to this section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Bank.

         (b) To the maximum extent permitted under applicable law, during the Employment Period and for a period six (6) years thereafter, the Bank shall indemnify, and shall cause its subsidiaries and affiliates to indemnify Mr. Murphy against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Bank or any subsidiary or affiliate thereof. This section 6(b) shall not be applicable where section 18 is applicable.

         SECTION 7. OUTSIDE ACTIVITIES.

         Mr. Murphy may serve as a member of the boards of directors of such business, community and charitable organizations as he may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld); provided, however, that such service shall not materially interfere with the performance of his duties under this Agreement. Mr. Murphy may also engage in personal business and investment activities which do not materially interfere with the performance of his duties hereunder; provided, however, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Bank and generally applicable to all similarly executives. Mr. Murphy may also serve as an officer or director of the Holding Company on terms and conditions as the Bank and the Holding Company may mutually agree upon, and such service shall not be deemed to materially interfere with Mr. Murphy's performance of his duties hereunder or otherwise to result in a material breach of this Agreement.

         SECTION 8. WORKING FACILITIES AND EXPENSES.

         Mr. Murphy's principal place of employment shall be at the Bank's executive offices at the address first above written, or at such other location within Westchester County at which the Bank shall maintain its principal executive offices, or at such other location as the Bank and Mr. Murphy may mutually agree upon. The Bank shall provide Mr. Murphy at his principal place of employment with a private office, secretarial services and other support services and facilities suitable to his position with the Bank and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Bank shall provide to Mr. Murphy for his exclusive use an automobile owned or leased by the Bank and appropriate

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to his position, to be used in the performance of his duties hereunder, including commuting to and from his personal residence. The Bank shall reimburse Mr. Murphy for his ordinary and necessary business expenses, including, without limitation, all expenses associated with his business use of the aforementioned automobile, fees for memberships in such clubs and organizations as Mr. Murphy and the Bank shall mutually agree are necessary and appropriate for business purposes, and his travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, in each case upon presentation to the Bank of an itemized account of such expenses in such form as the Bank may reasonably require.

         SECTION 9. TERMINATION OF EMPLOYMENT WITH SEVERANCE BENEFITS.

         (a) Mr. Murphy's shall be entitled to the severance benefits described herein in the event that his employment with the Bank terminates during the Employment Period under any of the following circumstances:

         (i) Mr. Murphy's voluntary resignation from employment with the Bank within ninety (90) days following:

             (A) the failure of the Board to appoint or re-appoint or elect or re-elect Mr. Murphy to the office of Vice President (or a more senior office) of the Bank;

             (B) the failure of the stockholders of the Bank to elect or re-elect Mr. Murphy or the failure of the Board (or the nominating committee thereof) to nominate Murphy for such election or re-election;

             (C) the expiration of a thirty (30) day period following the date on which Mr. Murphy gives written notice to the Bank of its material failure, whether by amendment of the Bank's Organization Certificate or By-laws, action of the Board or the Bank's stockholders or otherwise, to vest in Mr. Murphy the functions, duties, or responsibilities prescribed in section 3 of this Agreement, unless, during such thirty
         (30) day period, the Bank fully cures such failure;

             (D) the expiration of a thirty (30) day period following the date on which Mr. Murphy gives written notice to the Bank of its material breach of any term, condition or covenant contained in this Agreement (including, without limitation any reduction of Mr. Murphy's rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which Mr. Murphy participates which, alone together with other changes, has a material adverse effect on the aggregate value of his total compensation package), unless, during such thirty (30) day period, the Bank fully cures such failure; or

         (ii) the termination of Mr. Murphy's employment with the Bank for any other reason not described in section 10(a);

then, subject to section 25, the Bank shall provide the benefits and pay to Mr. Murphy the amounts described in section 9(b).

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         (b)   Upon the termination of Mr. Murphy's employment with the Bank under circumstances described in section 9(a) of this Agreement, the Bank shall pay and provide to Mr. Murphy (or, in the event of his death, to his estate):

         (i) his earned but unpaid compensation (including, without limitation, all items which constitute wages under section 190.1 of the New York Labor Law and the payment of which is not otherwise provided for under this section 9(b)) as of the date of the termination of his employment with the Bank, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty
     (30) days after termination of employment;

         (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Bank's officers and employees;

         (iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance benefits, in addition to that provided pursuant to section 9(b)(ii), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for Mr. Murphy, for the Remaining Unexpired Employment Period, coverage equivalent to the coverage to which he would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a Change of Control, on the date of such Change of Control, whichever benefits are greater) if he had continued working for the Bank during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to Mr. Murphy's termination of employment with the Bank;

         (iv) within thirty (30) days following his termination of employment with the Bank, a lump sum payment, in an amount equal to the present value of the salary that Mr. Murphy would have earned if he had continued working for the Bank during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Mr. Murphy's termination of employment with the Bank, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Internal Revenue Code of 1986 ("Code"), compounded using the compounding period corresponding to the Bank's regular payroll periods for its officers, such lump sum to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination;

         (v) within thirty (30) days following his termination of employment with the Bank, a lump sum payment in an amount equal to the excess, if any, of:

               (A) the present value of the aggregate benefits to which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the
         Bank)

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         if he were 100% vested thereunder and had continued working for the
         Bank during the Remaining Unexpired Employment Period (such benefits to be determined as of the date of termination of employment by adding to the service actually recognized under such plans an additional period equal to the Remaining Unexpired Employment Period and by adding to the compensation recognized under such plans for the year in which termination of employment occurs all amounts payable under sections 9(b)(i), (iv), (vii), (viii) and (ix); over

               (B) the present value of the benefits to which he is actually entitled under such defined benefit pension plans as of the date of his termination;

     where such present values are to be determined using the mortality tables prescribed under section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly, equal to the annualized rate of interest prescribed by the Pension Benefits Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which Mr. Murphy's termination of employment occurs ("Applicable PBGC Rate").

         (vi) within thirty (30) days following his termination of employment with the Bank, a lump sum payment in an amount equal to the present value of the additional employer contributions to which he would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Bank, if he were 100% vested thereunder and had continued working for the Bank during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to Mr. Murphy's termination of employment with the Bank, and making the maximum amount of employee contributions, if any, required under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable PBGC Rate;

         (vii) the payments that would have been made to Mr. Murphy under any cash bonus or long-term or short-term cash incentive compensation plan maintained by, or covering employees of, the Bank if he had continued working for the Bank during the Remaining Unexpired Employment Period and had earned the maximum bonus or incentive award in each calendar year that ends during the Remaining Unexpired Employment Period, such payments to be equal to the product of:

               (A) the maximum percentage rate at which an award was ever available to Mr. Murphy under such incentive compensation plan; multiplied by

               (B) the salary that would have been paid to Mr. Murphy during each such calendar year at the highest annual rate of salary achieved

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         during that portion of the Employment Period which is prior to Mr.
         Murphy's termination of employment with the Bank:

     such payments to be made (without discounting for early payment) within thirty (30) days following Mr. Murphy's termination of employment;

         (viii) at the election of the Bank made within thirty (30) days following his termination of employment with the Bank, upon the surrender of options or appreciation rights issued to Mr. Murphy under any stock option and appreciation rights plan or program maintained by, or covering employees of, the Bank, a lump sum payment in an amount equal to the product of:

                (A) the excess of (I) the fair market value of a share of stock of the same class as the stock subject to the option or appreciation right, determined as of the date of termination of employment, over
         (II) the exercise price per share for such option or appreciation right, as specified in or under the relevant plan or program; multiplied by

                (B) the number of shares with respect to which options or appreciation rights are being surrendered.

     For purposes of this section 9(b)(viii) and for purposes of determining Mr. Murphy's right following his termination of employment with the Bank to exercise any options or appreciation rights not surrendered pursuant hereto, Mr. Murphy shall be deemed fully vested in all options and appreciation rights under any stock option or appreciation rights plan or program maintained by, or covering employees of, the Bank, even if he is not vested under such plan or program;

         (ix) at the election of the Bank made within thirty (30) days following Mr. Murphy's termination of employment with the Bank, upon the surrender of any shares awarded to Mr. Murphy under any restricted stock plan maintained by, or covering employees of, the Bank, a lump sum payment in an amount equal to the product of:

               (A) the fair market value of a share of stock of the same class of stock granted under such plan, determined as of the date of Mr. Murphy's termination of employment; multiplied by

               (B) the number of shares which are being surrendered.

     For purposes of this section 9(b)(ix) and for purposes of determining Mr. Murphy's right following his termination of employment with the Bank to any stock not surrendered pursuant hereto, Mr. Murphy shall be deemed fully vested in all shares awarded under any restricted stock plan maintained by, or covering employees of, the Bank, even if he is not vested under such plan.

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The Bank and Mr. Murphy hereby stipulate that the damages which may be incurred by Mr. Murphy following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 9(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to Mr. Murphy's efforts, if any, to mitigate damages. The Bank and Mr. Murphy further agree that the Bank may condition the payments and benefits (if any) due under sections 9(b)(iii), (iv), (v), (vi) and
(vi) on the receipt of Mr. Murphy's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Bank, the Holding Company or any subsidiary or affiliate of either of them.

         SECTION 10. TERMINATION WITHOUT ADDITIONAL BANK LIABILITY.

         In the event that Mr. Murphy's employment with the Bank shall terminate during the Employment Period on account of:

         (a) the discharge of Mr. Murphy for "cause," which, for purposes of this Agreement shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; provided, however, that Mr. Murphy shall not be deemed to have been discharged for cause unless and until he shall have received a written notice of termination from the Board, accompanied by a resolution duly adopted by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose (after reasonable notice to Mr. Murphy and a reasonable opportunity for Mr. Murphy to make oral and written presentations to the members of the Board, on his own behalf, or through a representative, who may be his legal counsel, to refute the grounds for the proposed determination) finding that in the good faith opinion of the Board grounds exist for discharging Mr. Murphy for cause; or

         (b) Mr. Murphy's voluntary resignation from employment with the Bank for reasons other than those specified in section 9(a)(i);

         (c) Mr. Murphy's death; or

         (d) a determination that Mr. Murphy is eligible for long-term disability benefits under the Bank's long-term disability insurance program or, if there is no such program, under the federal Social Security Act;

     then the Bank shall have no further obligations under this Agreement, other than the payment to Mr. Murphy (or, in the event of his death, to his estate) of his earned but unpaid salary as of the date of the termination of his employment, and the provision of such other benefits, if any, to which he is entitled as a former

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     employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Bank.

         SECTION 11. TERMINATION UPON OR FOLLOWING A CHANGE OF CONTROL.

         (a) A Change of Control of the Bank ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

         (i) approval by the stockholders of the Bank of a transaction that would result in the reorganization, merger or consolidation of the Bank, respectively, with one or more other persons, other than a transaction following which:

               (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Bank; and

               (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange
         Act) at least 51% of the securities entitled to vote generally in the election of directors of the Bank;

         (ii) the acquisition of all or substantially all of the assets of the Bank or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Bank entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Bank of any transaction which would result in such an acquisition; or

         (iii) a complete liquidation or dissolution of the Bank, or approval by the stockholders of the Bank of a plan for such liquidation or dissolution; or

         (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the board of directors of the Bank do not belong to any of the following groups:

               (A) individuals who were members of the Board of the Bank on the date of this Agreement; or

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               (B) individuals who first became members of the Board of the Bank after the date of this Agreement either:

                   (I) upon election to serve as a member of the Board of directors of the Bank by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

                   (II) upon election by the stockholders of the Board to serve as a member of the board of directors of the Board, but only if nominated for election by affirmative vote of three-quarters of the members of the board of directors of the Board, or of a nominating committee thereof, in office at the time of such first nomination;

         provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange
         Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Bank;

         (iv)  any event which would be described in section 11(a)(i), (ii),
     (iii) or (iv) if the term "Holding Company" were substituted for the term "Bank" therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Holding Company, the Association or any Participating Company, or any subsidiary of any of them, by the Holding Company, the Association or any Participating Company, or any subsidiary of any of them, or by any employee benefit plan maintained by any of them. For purposes of this section 11 the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

         (b) In the event of a Change of Control, Mr. Murphy shall be entitled to the payments and benefits contemplated by section 9(b) in the event of his termination employment with the Bank under any of the circumstances described in section 9(a) of this Agreement or under any of the following circumstances:

         (i) resignation, voluntary or otherwise, by Mr. Murphy at any time during the Employment Period and within ninety (90) days following his demotion, loss of title, office or significant authority or responsibility, or following any reduction in any element of his package of compensation and benefits;

         (ii) resignation, voluntary or otherwise, by Mr. Murphy at any time during the Employment Period and within ninety (90) days following any relocation of his principal place of employment or any change in working

                                 Page 10 of 17
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     conditions at such principal place of employment which is embarrassing, derogatory or otherwise materially adverse;

         (iii) resignation, voluntary or otherwise, by Mr. Murphy at any time during the Employment Period following the failure of any successor to the Bank in the Change of Control to include Mr. Murphy in any compensation or benefit program maintained by it or covering any of its executive officers, unless Mr. Murphy is already covered by a substantially similar plan of the Bank which is at least as favorable to him; or

         (iv) resignation, voluntary or otherwise, for any reason whatsoever following the expiration of a transition period of thirty days beginning on the effective date of the Change of Control (or such longer period, not to exceed ninety (90) days beginning on the effective date of the Change in Control, as the Bank or its successor may reasonably request) to facilitate a transfer of management responsibilities.

         SECTION 12. COVENANT NOT TO COMPETE.

         Mr. Murphy hereby covenants and agrees that, in the event of his termination of employment with the Bank prior to the expiration of the Employment Period, for a period of one (1) year following the date of his termination of employment with the Bank (or, if less, for the Remaining Unexpired Employment Period), he shall not, without the written consent of the Bank, become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, or any direct or indirect subsidiary or affiliate of any such entity, that entails working within one hundred (100) miles of the headquarters of the Bank on the date of Mr. Murphy's termination of employment; provided, however, that this section 12 shall not apply if Mr. Murphy's employment is terminated for the reasons set forth in section 9(a); and provided, further, that if Mr. Murphy's employment shall be terminated on account of disability as provided in section 9(d) of this Agreement, this section 10 shall not prevent Mr. Murphy from accepting any position or performing any services if (a) he first offers, by written notice, to accept a similar position with, or perform similar services for, the Bank on substantially the same terms and conditions and (b) the Bank declines to accept such offer within ten (10) days after such notice is given.

         SECTION 13. CONFIDENTIALITY.

         Unless he obtains the prior written consent of the Bank, Mr. Murphy shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Bank or any entity which is a subsidiary of the Bank or of which the Bank is a subsidiary, any material document or information obtained from the Bank, or from its parent or subsidiaries, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this section 13 shall prevent Mr. Murphy, with

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or without the Bank's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

         SECTION 14. SOLICITATION.

         Mr. Murphy hereby covenants and agrees that, for a period of one (1) year following his termination of employment with the Bank, he shall not, without the written consent of the Bank, either directly or indirectly:

         (a) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Bank, the Holding Company or any affiliate, as of the date of this Agreement, of either of them to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business within one hundred (100) miles of the headquarters of the Bank, the Holding Company or any affiliate, as of the date of this Agreement, of either of them;

         (b) provide any information, advice or recommendation with respect to any such officer or employee of any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business within one hundred (100) miles of the headquarters of the Bank, the Holding Company or any affiliate, as of the date of this Agreement, of either of them that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Bank, the Holding Company or any affiliate, as of the date of this Agreement, of either of them to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business within one hundred (100) miles of the headquarters of the Bank, the Holding Company, or any affiliate, as of the date of this Agreement, of either of them;

         (c) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Bank to terminate an existing business or commercial relationship with the Bank.

         SECTION 15. NO EFFECT ON EMPLOYEE BENEFIT PLANS OR PROGRAMS.

         The termination of Mr. Murphy's employment during the term of this Agreement or thereafter, whether by the Bank or by Mr. Murphy, shall have no effect on the rights and obligations of the parties hereto under the Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Bank from time to time.

         SECTION 16. SUCCESSORS AND ASSIGNS.

         This Agreement will inure to the benefit of and be binding upon Mr. Murphy, his legal representatives and testate or intestate distributees, and the Bank and its successors and assigns, including any successor by merger or consolidation or any other person or firm or corporation to which all or substantially all of the assets and business of the Bank may be sold or otherwise transferred. Failure of the Bank to obtain from any successor its express written assumption of the Bank's obligations hereunder at least sixty
(60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement unless cured within ten (10) days after notice thereof by Mr. Murphy to the Bank.

         SECTION 17. NOTICES.

         Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

         If to Mr. Murphy:

               Mr. Harry G. Murphy
               40 Summit Avenue
               White Plains, New York  10606

         If to the Bank:

               Tarrytowns Bank, FSB
               75 Broadway
               Tarrytown, New York  10591

               Attention:  Chairman of the Board

               with a copy to:

               Thacher Proffitt & Wood
               Two World Trade Center
               New York, New York 10048

               Attention:  W. Edward Bright, Esq.

         SECTION 18. INDEMNIFICATION FOR ATTORNEYS' FEES.

         The Bank shall indemnify, hold harmless and defend Mr. Murphy against reasonable costs, including legal fees, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that Mr. Murphy shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or in a settlement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Bank's obligations hereunder shall be conclusive evidence of Mr. Murphy's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

         SECTION 19. SEVERABILITY.

         A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

         SECTION 20. WAIVER.

         Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

         SECTION 21. COUNTERPARTS.

         This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

         SECTION 22. GOVERNING LAW.

         This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York.

         SECTION 23. HEADINGS AND CONSTRUCTION.

         The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

         SECTION 24. ENTIRE AGREEMENT; MODIFICATIONS.

         This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

         SECTION 25. REQUIRED REGULATORY PROVISIONS.

         The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Bank:

         (a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to Mr. Murphy under section 9(b) hereof (exclusive of amounts described in section 9(b)(i), (viii) and (ix)) exceed the three times Mr. Murphy's average annual total compensation for the last five consecutive calendar years to end prior to his termination of employment with the Bank (or for his entire period of employment with the Bank if less than five calendar years).

         (b) Notwithstanding anything herein contained to the contrary, any payments to Mr. Murphy by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. Section1828(k), and any regulations promulgated thereunder.

         (c) Notwithstanding anything herein contained to the contrary, if Mr. Murphy is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. Section1818(e)(3) or 1818(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (i) pay to Mr. Murphy all or part of the compensation withheld while the Bank's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

         (d) Notwithstanding anything herein contained to the contrary, if Mr. Murphy is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. Section1818(e)(4) or (g)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and Mr. Murphy shall not be affected.

         (e) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. Section1813(x)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and Mr. Murphy shall not be affected.

         (f) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision ("OTS") or his designee or the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. Section1823(c); (ii) by the Director of the OTS or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.

         IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and Mr. Murphy has hereunto set his hand, all as of the day and year first above written.

                                              /s/ Harry G. Murphy
                                              ----------------------------------
                                                    HARRY G. MURPHY


ATTEST:                                       TARRYTOWNS BANK, FSB


By /s/ Harry G. Murphy
   ---------------------------
         Secretary                            By /s/ Marvin Levy
                                                 -------------------------------
                                                    Name: Marvin Levy
                                                    Title: Chairman of the Board


[Seal]


[Notary Public
Attestations and Seal]